  Exhibit 99.2

Fusion Announces Proposed $570 Million Senior Term Loan Facilities

NEW YORK, NY -- February 13, 2018 -- Fusion (NASDAQ: FSNN), a leading provider of cloud services, announced today that it engaged Goldman Sachs, Morgan Stanley and MUFG as joint lead arrangers and joint bookrunners to arrange senior secured credit facilities (the “Facilities”) to be entered into in connection with Fusion’s previously announced agreement to acquire the Cloud and Business Services business of Birch Communications, Inc.

The Facilities are expected to consist of $570 million senior secured term loans and a revolving credit facility, which is expected to be undrawn at closing. Borrowings under the Facilities will be guaranteed by each of Fusion’s current and future subsidiaries, subject to certain customary exceptions, and will be secured by a lien on substantially all of the assets of Fusion and each of the guarantors. The interest rate, maturity and other terms of the Facilities are to be determined.

Fusion intends to use the net proceeds from the Facilities to refinance its existing debt, to retire existing senior debt of Birch as part of the acquisition and for general corporate purposes.

About Fusion

Fusion, a leading provider of integrated cloud solutions to small, medium and large businesses, is the industry's single source for the cloud. Fusion's advanced, proprietary cloud service platform enables the integration of leading edge solutions in the cloud, including cloud communications, contact center, cloud connectivity and cloud computing. Fusion's innovative, yet proven cloud solutions lower our customers' cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment. For more information, please visit www.fusionconnect.com.

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and may sometimes be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “intend”, “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. Important risks regarding the Company’s business include the Company’s ability to raise the capital necessary to fund its acquisition of Birch Communications Holdings, Inc. (and no assurance can be made as to the timing, terms or completion of any financing or whether a financing will be available on favorable terms, or at all), its ability to obtain the required approvals necessary to close that transaction, and its ability to integrate that business following the closing; the Company’s ability to comply with covenants included in its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company’s control; and other factors identified by Fusion from time to time in its filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that Fusion’s future performance could also be affected by risks and uncertainties not enumerated above.

In the event that there is any inconsistency between the information contained in this press release and the information set forth in Fusion’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, the information contained in the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q governs.

Fusion Contact
Brian Coyne
212-201-2404
bcoyne@fusionconnect.com

Investor Relations
Chris Tyson
MZ North America
(949) 491-8235
FSNN@mzgroup.us